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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000, with respect to the consolidated financial statements of Keystone Financial, Inc. (KFI) and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, incorporated by reference in this Form S-4 of M&T Bank Corporation (M&T) regarding the business combination of Premier National Bancorp, Inc. and M&T.



                                                   Ernst & Young

Pittsburgh, Pennsylvania
October 30, 2000